EX-99.906CERT
Exhibit (b)

SECTION 906 CERTIFICATIONS

     In connection with this report on Form N-CSR for the registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as applicable; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ BRIAN T. ZINO
Brian T. Zino
Chief Executive Officer

Date:	August 22, 2003

By:	/s/ LAWRENCE P. VOGEL
lawrence P. Vogel
Chief Financial Officer

Date:	August 22, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Seligman Select Municipal Fund, Inc. and will be retained by Seligman Select Municipal Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.